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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

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                          Maryland                                                   56-1871668
          (State of incorporation or organization)                      (I.R.S. Employer Identification No.)
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                         3100 Smoketree Court, Suite 600
                                Raleigh, NC 27604
              (Address and Zip Code of Principal Executive Offices)
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If this Form relates to the registration of a class of                    If this Form relates to the registration of a class
securities pursuant to Section 12(b) of the Exchange                      of securities pursuant to Section 12(g) of the
Act and is effective pursuant to General Instruction                      Exchange Act and is effective pursuant to General
A.(c), please check the following box. [X]                                Instruction A.(d), please check the following box.  [ ]


                Securities Act registration statement file number to which this form relates: 333-3890
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Securities to be registered pursuant to Section 12(b) of the Act:
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                    Title of each class                                    Name of each exchange on which
                    to be so registered                                      each class is to be registered
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                 8 5/8% Series A Cumulative                                    New York Stock Exchange
                Redeemable Preferred Shares

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Securities registered pursuant to Section 12(g) of the Act:

                                      None





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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the 8 5/8% Series A Cumulative Redeemable Preferred Shares of Highwoods Properties, Inc. (the "Company"), is set forth under (i) "Description of Preferred Shares" in the Prospectus Supplement dated February 7, 1997, which was filed by the Company with the Securities and Exchange Commission on February 10, 1997 pursuant to Rule 424(b) of the Securities Act of 1933 and is incorporated herein by reference (File No. 333-03890-01), and (ii) "Description of Preferred Stock" in the Prospectus dated November 15, 1996, which was filed by the Company with the Commission on November 19, 1996 pursuant to Rule 424(b) and is incorporated herein by reference (File No. 333-03890).


ITEM 2.  EXHIBITS

1. Amended and Restated Articles of Incorporation of the Company. (Filed as part of the Company's Current Report on Form 8-K dated September 25, 1997 and amended by articles supplementary filed as part of the Company's Current Report on Form 8-K dated October 4, 1997 and articles supplementary filed as part of the Company's Current Report on Form 8-K dated April 20, 1998, each of which is incorporated herein by reference).
2. Specimen of certificate representing 8 5/8% Series A Cumulative Redeemable Preferred Shares. (Filed as part of the Company's Current Report on Form 8-K dated February 12, 1997 and incorporated herein by reference).


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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

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                                                     HIGHWOODS PROPERTIES, INC.



Date:    July 16, 2001                               By:  /s/ Carman J. Liuzzo
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                                                     Name:  Carman J. Liuzzo
                                                     Title:  Vice President and Chief Financial Officer


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